                                                                     EXHIBIT 3.5


                                     [LOGO]
                               THE STATE OF TEXAS
                               SECRETARY OF STATE


         IT IS HEREBY CERTIFIED THAT THE ATTACHED IS/ARE TRUE AND CORRECT COPIES OF THE FOLLOWING DESCRIBED DOCUMENT(S) ON FILE IN THIS OFFICE:

                                   HOMCO, INC.
                               CHARTER #522514-00

ARTICLES OF INCORPORATION                                           JUNE 20,1980
ARTICLES OF AMENDMENT                                              MARCH 16,1981
CHANGE OF REGISTERED OFFICE AND/OR AGENT                         OCTOBER 1, 1986
CHANGE OF REGISTERED OFFICE AND/OR AGENT                          AUGUST 3, 1988
CHANGE OF REGISTERED OFFICE AND/OR AGENT                        NOVEMBER 1, 1995



                                           IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                           SIGNED MY NAME OFFICIALLY AND CAUSED
                                           TO BE IMPRESSED HEREON THE SEAL OF
                                           STATE AT MY OFFICE IN THE CITY OF
                                           AUSTIN, ON MAY 20, 1998.


                                              /s/ ALBERTO R. GONZALES
                                           -------------------------------------
                                                  Alberto R. Gonzales    PH
                                                  Secretary of State
[SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                              SYROCO OF TEXAS, INC.


         The undersigned natural person, of the age of twenty-one years or more, citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the corporation is SYROCO OF TEXAS, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized are:

         1. To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares of common stock which the corporation shall have authority to issue is One Million (1,000,000) having a par value of One Dollar ($1.00) per share, consisting of an authorized capital of One Million Dollars ($1,000,000.00)

                                  ARTICLE FIVE

         The holders of any class of shares of the corporation shall have a preemptive right to subscribe for or purchase any shares of stock of any class, whether now or hereafter authorized, or any notes, bonds, debentures, warrants, options, rights or evidences of indebtedness, whether or not convertible into or exchangeable for any such security.

                                   ARTICLE SIX


         Shareholders of the corporation shall not have the right of cumulative voting for the election of directors or for any other purpose.

                                  ARTICLE SEVEN

         The corporation will not commence business until it has received for the issuance of shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE EIGHT

         The post office address of its initial registered office is 4300 First National Bank Building, Dallas, Texas 75202 and the name of its initial registered agent at such address is M. Douglas Adkins.

                                  ARTICLE NINE

         The Corporation may indemnify any person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, foreign or domestic, or any partnership, proprietorship, trust, association or other enterprise, whether engaged in business for profit or being a nonprofit enterprise, against any and all liabilities and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, or in connection with an appeal relating thereto, in which he has become involved as a party or is threatened to be made a party or otherwise, by reason of being or having been such a director, officer, employee or agent (whether or not a director, officer, employee or agent at the time such liability and expense may be incurred) to the full extent not prohibited by the laws of Texas, these Articles of Incorporation, or the bylaws of this Corporation as the same shall exist at the time of such indemnification.

                                   ARTICLE TEN

         The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation or to adopt new Bylaws.

                                 ARTICLE ELEVEN

         The number of directors constituting the initial Board of Directors is three (3), and the name and address of each person who is to serve as a director until the first annual meeting of the shareholders or until his successor is elected and qualified is:



                                      -2-
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                  ARTICLES OF AMENDMENT BY THE SHAREHOLDERS TO
               ARTICLES OF INCORPORATION OF SYROCO OF TEXAS, INC.

         Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is currently SYROCO OF TEXAS, INC.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 16, 1981:

              Article One of the Articles of Incorporation is hereby amended to read in full as follows:

                                   ARTICLE ONE

              "The name of the corporation is HOMCO, INC."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was none.

                                  ARTICLE FIVE

         The holder of all of the shares entitled to vote on said amendment has signed a consent in writing adopting said amendment.

Dated: March __, 1981

                                        SYROCO OF TEXAS, INC.

                                        By:  /s/ DONALD J. CARTER
                                             -------------------------------
                                             Donald J. Carter
                                             Its President

                                        And: /s/ M. DOUGLAS ADKINS
                                             -------------------------------
                                             M. Douglas Adkins
                                             Its Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )

         I, Jane Louise Melton a Notary Public, do hereby certify that on this 16th day of March, 1981, personally appeared before me Donald J. Carter, who declared he is a President of the corporation executing the foregoing document, and being duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                             /s/ JANE LOUISE MELTON
                                             ------------------------------
                                             Notary Public in and for
                                             Dallas County, TEXAS

My Commission Expires:

1-8-85
-------------------

         Kenneth Stohner, Jr.       4300 First National Bank Building
                                    Dallas, Texas 75202

         Laurence M. Hamric         4300 First National Bank Building
                                    Dallas, Texas 75202

         M. Douglas Adkins          4300 First National Bank Building
                                    Dallas, Texas 75202

                                 ARTICLE TWELVE

         The name and address of the incorporator is:

         Laurence M. Hamric         4300 First National Bank Building
                                    Dallas, Texas 75202

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of June, 1980.


                                                  /s/ LAURENCE M. HAMRIC
                                                  ----------------------------
                                                     Laurence M. Hamric

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

         I Deborah C. Racol, a Notary Public in and for said County and State, do hereby certify that on this 19th day of June, 1980, personally appeared before me Laurence M. Hamric, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                   /s/ DEBORAH C. RACOL
                                                   ----------------------------
                                                   Notary Public in and for
                                                     Dallas County, Texas

                    STATEMENT OF CHANGE OF REGISTERED OFFICE            [STAMP]
                           OR REGISTERED AGENT OR BOTH

                                       BY

                             HOMCO, INC.

         1. The name of the corporation is Homco, Inc.

         2. The address, including street and number, of the corporation's present registered office as shown in the records of the Secretary of State of Texas prior to the filing of this statement is 4300 First National Bank Building, Dallas, Texas 75202.

         3. The address, including street and number, of the corporation's new registered office is 1500 Diamond Shamrock Tower, 717 N. Harwood, Dallas, Texas 75201.

         4. The name of the corporation's present registered agent, as shown in the record of the Secretary of State of Texas prior to the filing of this statement, is M. Douglas Adkins.

         5. The name of the corporation's registered agent shall be M. Douglas Adkins.

         6. The address of the corporation's registered office and the address of the business office of its registered agent, as changed, will be identical.

         7. Such change was authorized by the corporation's Board of Directors.

                                         HOMCO, INC.

                                         BY: /s/ M. DOUGLAS ADKINS
                                            --------------------------------
                                            M. Douglas Adkins, Secretary


         SWORN TO BEFORE ME this 23rd day of September, 1986.


                                         /s/ CONNIE J. JOINEN
                                         -----------------------------------
                                         Notary Public, State of Texas

[SEAL]
                                         Connie J. Joinen
                                         -----------------------------------
My Commission Expires:                   Print Notary Name Here

     2/8/88
------------------

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                           OR REGISTERED AGENT OR BOTH                   [STAMP]
                                       BY
                                   HOMCO, INC.

         1. The name of the corporation is HOMCO, Inc.

         2. The address, including street and number, of the corporation's present registered office as shown in the records of the Secretary of State of Texas prior to the filing of this statement is 1500 Diamond Shamrock Tower, Dallas, Texas 75201.

         3. The address, including street and number, of the corporation's new registered office is 4550 Spring Valley Road, Dallas, Texas 75244.

         4. The name of the corporation's present registered agent, as shown in the record of the Secretary of State of Texas prior to the filing of this statement, is M. Douglas Adkins.

         5. The name of the corporation's registered agent shall be William J. Hendrix.

         6. The address of the corporation's registered office and the address of the business office of its registered agent, as changed, will be identical.

         7. Such change was authorized by the corporation's Board of Directors.

                                              HOMCO, INC.

                                              By: /s/ WILLIAM J. HENDRIX
                                                 ------------------------------
                                              William J. Hendrix
                                              Vice President of Finance

         SWORN TO BEFORE ME this llth day of July, 1988.

                                              /s/ FREDA L. BERGAN
                                              ---------------------------------
                                              Notary Public, State of Texas
[SEAL]

My Commission Expires:                            FREDA L. BERGAN
                                              ---------------------------------
3/28/91                                       Print Name of Notary
------------------------

                                                                          Page 1
                                                                         [STAMP]

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                         OR REGISTERED AGENT OR BOTH BY
                              A PROFIT CORPORATION


         1.   The name of the corporation is Homco, Inc.

              The corporation's charter number is 0052251490.

         2. The address of the CURRENT registered office as shown in the records of the Texas secretary of state is:

              STREET ADDRESS 4550 Spring Valley Road

              CITY Dallas, TEXAS ZIP 75244.
              (It is recommended that you verify item 2 by calling 512-463-5555 before filing this form.)

         3.   A. __ The address of the NEW registered office is:

              STREET ADDRESS
                            ------------------------------------
              CITY                        TEXAS ZIP
                   ----------------------,         ------------.
         OR

              B. x The registered office address will not change.

              The name of the CURRENT registered agent as shown in the records of the Texas secretary of state is William Hendrix.
              (It is recommended that you verify item 4 by calling 512-463-5555 before filing this form.)

         5.   A. x The name of the NEW registered agent is Camille Comeau.

         OR

              B.__ The registered agent will not change.

         6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

         7.   The changes shown above were authorized by: (check one)

              A. __ The Board of Directors.

              B. x An officer of the corporation so authorized by the Board of Directors.



                                               /s/ DONALD J. CARTER
                                               ------------------------------
                                               An Authorized Officer